UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 19, 2007
Date of Report (Date of earliest event reported)
Unica Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51461	04-3174345
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Reservoir Place North
170 Tracer Lane
Waltham, Massachusetts 02451-1379
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (781) 839-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 19, 2007, the Compensation Committee of the Board of Directors of Unica Corporation (the “Company”) approved cash bonuses for its fiscal year 2007 and determined base salaries effective December 1, 2007 for its named executive officers as follows:

		Base Salary
Name and Position	Amount of Cash Bonus*	(effective December 1, 2007)
Yuchun Lee, Chairman, President and Chief Executive Officer	$195,000	$350,000
Ralph Goldwasser, Senior Vice President and Chief Financial Officer	$99,000	$262,500
Eric Schnadig, Senior Vice President of Worldwide Sales	$178,146	$210,000
John Hogan, Vice President of Engineering	$51,000	$200,000
Carol Meyers, former Senior Vice President and Chief Marketing Officer	$45,503	N/A **

*	This represents the aggregate bonus earned by the named executive officer for fiscal 2007. Pursuant to the terms of the Company’s Fiscal Year 2007 Executive Incentive Plan, a portion of this bonus was paid in May 2007 as follows: Yuchun Lee, $50,000; Ralph Goldwasser, $22,000; John Hogan, $12,000, and Carol Meyers, $14,000. In addition, the aggregate amount shown for Eric Schnadig includes the following quarterly bonuses previously paid to Mr. Schnadig: 1st quarter, $31,721; 2nd quarter, $36,203; 3rd quarter, $24,388; and 4th quarter $40,834.

**	As reported on a current report on Form 8-K filed on December 5, 2007, Carol Meyers resigned from the Company effective December 3, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

UNICA CORPORATION
December 27, 2007	By:	/s/ Ralph Goldwasser
Ralph Goldwasser
Senior Vice President and Chief Financial Officer

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